First Quarter 2021 Results April 20, 2021 Exhibit 99.3

Forward Looking Statements This slide presentation and certain of our other filings with the Securities and Exchange Commission contain statements that constitute "forward-looking statements" within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. You can identify these forward-looking statements through Synovus' use of words such as "believes," "anticipates," "expects," "may," "will," "assumes," "predicts," "could," "should," "would," "intends," "targets," "estimates," "projects," "plans," "potential" and other similar words and expressions of the future or otherwise regarding the outlook for Synovus' future business and financial performance and/or the performance of the banking industry and economy in general. These forward-looking statements include, among others, statements on our expectations related to (1) loan growth and line utilization; (2) net interest income and net interest margin; (3) total adjusted revenue; (4) adjusted non-interest expense; (5) credit trends and key credit performance metrics; (6) effective tax rate; (7) capital position; (8) our future operating and financial performance; (9) our strategy and initiatives for future revenue growth, balance sheet management, capital management, and expense savings; (10) executive succession; and (11) our assumptions underlying these expectations. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of Synovus to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, Synovus' management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this presentation. Many of these factors are beyond Synovus' ability to control or predict. These forward-looking statements are based upon information presently known to Synovus' management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in Synovus' filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2020 under the captions "Cautionary Notice Regarding Forward-Looking Statements" and "Risk Factors" and in Synovus' quarterly reports on Form 10-Q and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as otherwise may be required by law. Use of Non-GAAP Financial Measures This slide presentation contains certain non-GAAP financial measures determined by methods other than in accordance with generally accepted accounting principles. Such non-GAAP financial measures include the following: adjusted net income available to common shareholders; adjusted diluted earnings per share; adjusted return on average assets; return on average tangible common equity; adjusted return on average tangible common equity; adjusted non- interest revenue; total adjusted revenue; adjusted non-interest expense; adjusted tangible non-interest expense; adjusted tangible efficiency ratio; and tangible common equity ratio. The most comparable GAAP measures to these measures are net income available to common shareholders; diluted earnings per share; return on average assets; return on average common equity; total non-interest revenue; total FTE revenue; total non-interest expense; efficiency ratio; and total shareholders' equity to total assets ratio, respectively. Management uses these non-GAAP financial measures to assess the performance of Synovus' business and the strength of its capital position. Management believes that these non-GAAP financial measures provide meaningful additional information about Synovus to assist management, investors, and bank regulators in evaluating Synovus' operating results, financial strength, the performance of its business and the strength of its capital position. However, these non-GAAP financial measures have inherent limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of operating results or capital position as reported under GAAP. The non-GAAP financial measures should be considered as additional views of the way our financial measures are affected by significant items and other factors, and since they are not required to be uniformly applied, they may not be comparable to other similarly titled measures at other companies. Adjusted net income available to common shareholders, adjusted diluted earnings per share and adjusted return on average assets are measures used by management to evaluate operating results exclusive of items that are not indicative of ongoing operations and impact period-to-period comparisons. Return on average tangible common equity and adjusted return on average tangible common equity are measures used by management to compare Synovus' performance with other financial institutions because it calculates the return available to common shareholders without the impact of intangible assets and their related amortization, thereby allowing management to evaluate the performance of the business consistently. Adjusted non-interest revenue and total adjusted revenue are measures used by management to evaluate non-interest revenue and total FTE revenue exclusive of net investment securities gains (losses) and gains on sales and net changes in the fair value of private equity investments. Adjusted non-interest expense, adjusted tangible non-interest expense, and the adjusted tangible efficiency ratio are measures utilized by management to measure the success of expense management initiatives focused on reducing recurring controllable operating costs. The tangible common equity ratio is used by management and bank regulators to assess the strength of our capital position. The computations of the non-GAAP financial measures used in this slide presentation are set forth in the Appendix to this slide presentation. 2

3 Positioned for Success Delivering a Superior Customer Experience Committed to Profitable Growth Reported Adjusted(1) ($ in thousands, except per share data) 1Q21 4Q20 1Q20 1Q21 4Q20 1Q20 Net Income Available to Common Shareholders $178,802 $142,118 $30,230 $180,685 $160,618 $30,708 Diluted Earnings per Share $1.19 $0.96 $0.20 $1.21 $1.08 $0.21 Return on Average Assets 1.40% 1.11% 0.32% 1.41% 1.25% 0.32% Return on Average Tangible Common Equity(1) 17.85% 14.00% 3.34% 18.04% 15.79% 3.39% Efficiency Ratio 55.01% 60.32% 57.81% 54.19% 54.60% 56.72% (1) Non-GAAP financial measure; see appendix for applicable reconciliation First Quarter 2021 Highlights

4 • Total loans increased $552 million or 1% vs. 4Q20 • Total PPP loans increased by $170 million • Phase 1 forgiveness of $711 million(2) and Phase 2 fundings of $894 million(2) • Third-party consumer loans increased $503 million vs. 4Q20, due largely to prime auto purchase of $476 million • Third-party consumer loans held for sale increased $234 million vs. 4Q20 • C&I line utilization remains near historic lows of ~40% • CRE loans increased $208 million as the recovery in commercial real estate continues QoQ Change in Total Loans (in millions) % change vs prior quarter: 0% 8% (4)% 74% 2% Total Consumer $170 or 2% 50.8% 27.1% 22.1% 51.0% 27.0% 22.0% 46.6% 26.1% 27.4% CRE $208 or 2% Total C&I $174 or 1% $38.3 $38.3 $38.8 Loans(1) Period-end Loan Balances (in billions) Amounts may not total due to rounding (1) Total loans are net of deferred fees, costs, and discounts/premiums (2) Phase 1 forgiveness of $711 million, or $687 million net of unearned, and Phase 2 fundings of $894 million, or $857 million net of unearned

5 • Total deposits increased $677 million or 1% vs. 4Q20 • Continued growth in core transaction deposits(1) of $2.0 billion or 6% vs. 4Q20 • Core non-interest bearing deposit growth of $1.4 billion or 11% vs 4Q20 • Public funds decline of $606 million or 9% vs. 4Q20 • Brokered CD decline of $309 million or 19% vs. 4Q20 • Total deposit costs down 6 bps vs. 4Q20, below prior cycle lows from continued remixing and repricing • Total non-interest bearing deposits represent 31% of deposits • Money market rates of 0.23%, down 3 bps vs. 4Q20 Deposit Costs: Total 4 bps below prior cycle low of 3Q14 $39.9 10.0% 13.0% 6.7% 7.7% 14.5% 6.8% 70.2% $47.4 73.5% 7.6% $46.7 13.2% 14.5% 62.2% (2)(1) Deposits Period-end Deposit Balances (in billions) Amounts may not total due to rounding (1) Core transaction deposits consist of non-interest bearing, NOW/savings, and money market deposits excluding public funds and brokered; (2) Includes brokered deposits

6 • Net interest income of $374 million decreased $12 million vs. 4Q20 • Approximately $7 million associated with lower day count • $25 million in net PPP fee accretion, flat vs. 4Q20 • $24 million associated with Phase 1; $1 million from Phase 2 • $61 million in net fees remain; $25 million from Phase 1 and $36 million from Phase 2 • Net interest margin of 3.04%, a decrease of 8 bps vs. 4Q20 • Lower book yield on securities portfolio, largely due to accelerated prepayment activity • Headwinds from fixed-rate repricing partially offset by interest-bearing liabilities 1Q21 NIM: Primary Drivers(1) $373 $386 $374 $25 $25 Net Interest Income (in millions) Amounts may not total due to rounding (1) Estimated impact; other includes various unattributed items

7 • 1Q21 non-interest revenue of $111 million decreased $4 million or 3% vs. 4Q20 and increased $7 million or 7% vs. 1Q20 • 1Q21 security losses of $2 million compared to gains of $2 million in 4Q20 and $9 million in 1Q20 • Adjusted non-interest revenue(2) of $113 million increased $1 million or 1% vs. 4Q20 and $14 million or 14% vs. 1Q20 • Implementation of Pricing for Value initiative leading account analysis fee increase of $2 million or 23% vs. 4Q20 and $2 million or 32% vs. 1Q20 • Assets under management of $20.6 billion up 2% vs. 4Q20 and 35% vs. 1Q20 Amounts may not total due to rounding (1) Include service charges on deposit accounts, card fees, letter of credit fees, ATM fee income, line of credit non-usage fees, gains from sales of government guaranteed loans, and miscellaneous other service charges; (2) Non-GAAP financial measure; see appendix for applicable reconciliation Secondary Mortgage Production (in millions) Non-Interest Revenue (in millions) (1)

8 1Q20 4Q20 1Q21 Efficiency Ratio 57.8% 60.3% 55.0% Adjusted Tangible Efficiency Ratio(1) 56.7% 54.6% 54.2% • 1Q21 non-interest expense of $267 million decreased $35 million or 12% vs. 4Q20 and $9 million or 3% vs. 1Q20 • 1Q21 adjusted non-interest expense(1) of $267 million decreased $9 million or 3% vs. 4Q20 and $5 million or 2% vs. 1Q20 • $8 million increase in total employment vs. 4Q20, primarily from seasonal payroll taxes and benefits • Headcount reduction of 72 led by voluntary early retirement program and branch closures • $8 million reduction in total professional fees vs. 4Q20, primarily from less Synovus Forward and PPP related expenses $269 $272 $264 Non-Interest Expense (in millions) $27 $3$3 $2 $1$5 (1) (1) Amounts may not total due to rounding (1) Non-GAAP financial measure; see appendix for applicable reconciliation

9 Amounts may not total due to rounding; nm - not meaningful (1) Criticized loans are loans graded special mention; classified loans are loans graded sub-standard accruing and non-accruing loans; (2) ACL coverage ratio (to loans) was 1.69% in 1Q21 excluding PPP loans of $2.4 billion; 1.81% in 4Q20 excluding PPP loans of $2.2 billion; 1.80% in 3Q20 excluding PPP loans of $2.7 billion; and 1.74% in 2Q20 excluding PPP loans of $2.7 billion (2) 0.2 9% 0. 07% $2 7. 7 138% 277% 791% 590% 0.21% 0.24% 0.29% 0.23% 0.21% 791% 590% 152% 50% nm NCO Ratio: Provision/NCO: ACL to NPLs: 340% 441% 394% 433% 396% Allowance for Credit Losses (1) Credit Quality (in millions) ACL Coverage Ratio(2) Allowance for Credit Losses

Primary Organic loan growth -Core relationships Competitive dividend -Long-term dividend payout ratio of 30%-40% Secondary Share repurchases Non-core growth -Third-party consumer loans -Portfolio acquisitions Bank and non-bank M&A 10 Amounts may not total due to rounding (1) Preliminary Pre-tax Income • CET1 of 9.74%(1) up 8 bps vs. 4Q20 and 104 bps vs. 1Q20 • Total Capital of 13.34%(1) down 8 bps vs. 4Q20, up 105 bps vs. 1Q20 • Risk-weighted assets increased $1.2 billion vs. 4Q20 and decreased $0.1 billion vs. 1Q20 • In April, executed share repurchases of approximately $10 million as part of the $200 million authorization for 2021 8.70% 9.74% 13.34% 12.29% 10.99% 9.95% Capital Deployment Priorities 9.66% 10.95% 13.42% Capital Ratios (1) (1)

11 and Securities... with Third-party Consumer Loans... Retaining Capacity for Expected Growth 8.95% 10.23% 12.25% Managing Excess Liquidity... Interest Bearing Funds with Federal Reserve Bank (in millions) Loan-to-Deposit Ratio Third-party Consumer Loan Balances (in millions) Securities-to-Assets Ratio Liquidity: Effective Balance Sheet Management

2021 Outlook: Committed to Deliver Sustainable, Top-Quartile Performance 12 The Bank We’ve Always Been, but Better Positioned for Success Delivering a Superior Customer Experience Committed to Profitable Growth Attractive, Growth- Oriented Southeastern Markets Strong Capital and Liquidity Position Prudent Risk Management Enhancing Digital Offerings Process Optimization Data, Analytics and Proactive Touchpoints Solid Loan Production and Pipeline Growth Fee Income Business Expansion Continued Investments in Revenue Producing Talent

Synovus Forward

~$50M in pre-tax run rate benefit completed 1Q21 - remain on track for $175M by the end of 2022

Becoming more efficient…

Organizational efficiency
Executed voluntary retirement program with payback of less than two years

Third-party spend
Ongoing reductions in new and existing contracts and partnerships with third-parties

Branch/real estate optimization
13 branch closures in 2020 and 4 additional closures scheduled 2Q21; evaluating non-branch opportunities

~$40M in pre-tax run rate benefit as of 1Q21; $45-50M remaining

Continuing to strengthen relationships and profitability…

Customer analytics
Receiving and closing actionable leads with the SMART tool

Pricing for value
Realizing meaningful increase in revenues from Treasury and Payment Solutions

New products and solutions
Merchant solution exceeding expectations; 2021 offerings to include international export financing, integrated payables and receivables, ERP integrations, real time payments, and a one card digital wallet solution

~$10M in pre-tax run rate benefit as of 1Q21; $75-80M remaining

Investing in technology to improve customer experience and growth…

Expanded online account origination capabilities
Ongoing enhancements to depository and lending origination fulfillment channels

Strengthen user enrollment and utilization with better customer experience
Simplifying processes and enhancing the customer experience with greater functionality

Enhanced technology and advisory services
Offering Synovus Gateway to new customers following successful migration of existing customers

SYNOVUS FORWARD

SYNOVUS

13

Appendix

2021 Outlook: Remain Confident with Existing Guidance Capital management Effective tax rate Capital and Taxes Loans 9.5% CET1 ratio target 23% to 25% Pre-provision net revenue -1% to -4% -2% to -5% Total adjusted revenue(1) Adjusted non-interest expense(1)(2) Metrics Outlook 2% to 4%Period-end loans, excl. PPP 15 (1) Non-GAAP financial measure; see appendix for applicable reconciliation (2) Outlook does not include fees associated with additional phases of Synovus Forward

Strong History, Resilient Team

Stabilize

2010-2011

Completed $1.1 billion equity offering

Consolidated 30 bank charters

Established Corporate Banking Group

Launched efficiency initiative; reduced non-interest expense by over $100 million

Returned to profitability

Added Senior Housing team

Rebuild

2012-2013

Recaptured deferred tax asset and recorded associated income tax benefit

Completed FDIC-assisted assumption of Sunrise Bank deposits

Completed common and preferred stock offerings

Redeemed Troubled Asset Relief Program (TARP)

Upgraded by all three major rating agencies

Invest

2014-2015

Launched Synovus "Bank of Here" branding campaign

Announced share repurchase program and increase in the quarterly common stock dividend

Significantly repositioned talent to maximize retail and commercial sales success

Executed capital optimization efforts and returned capital to shareholders

Upgraded to Investment Grade

Accelerate

SYNOVUS FORWARD

2016-2020

Completed acquisition and integration of Global One

Launched enhanced website and a new suite of credit card products

Received $75 million for completion of Cabela's transaction

Completed transition of separately branded banks to the Synovus name

Completed acquisition and integration of Florida Community Bank

Successfully delivered PPP loans, funding $2.9 billion and adding ~2,000 new customers

SYNOVUS®

16

ACL/Loans: ACL/Loans excl. PPP(2): Key Assumptions: 3 1.71% 1.58% 1.81% 1.69% 1 Economic scenario weightings have a 40% downside bias 2 3 Includes estimated impact of stimulus measures 1 Baseline forecast includes unemployment rate gradually decreasing to 4.5% over 2-year reasonable and supportable period (1) 17 Allowance for Credit Losses (in thousands) (1) Other factors include the impact of dispositions, sub-pool changes, etc. (2) ACL coverage ratio (to loans) was 1.69% in 1Q21 excluding PPP loans of $2.4 billion;1.81% in 4Q20 excluding PPP loans of $2.2 billion

18 (as of March 31, 2021) Applications Loan Balances Count Balance Fundings 1Q21 Forgiveness Total Life-to-Date Forgiveness 1Q21 End of Period, Net of Unearned Phase 1 - 2020 Originations ~19,000 $3.1 billion $2.9 billion $0.7 billion $1.3 billion $1.5 billion Phase 2 - 2021 Originations ~10,000 $1.1 billion $0.9 billion $— $— $0.9 billion Total ~29,000 $4.2 billion $3.8 billion $0.7 billion $1.3 billion $2.4 billion Note: Average balance, net of unearned, of $2.2 billion 1Q21 vs. $2.6 billion 4Q20 (as of March 31, 2021) Net Fees in $ and % of Fundings 1Q21 Recognized Net Fees Total Recognized Net Fees Total Unrecognized or Remaining Net Fees Contractual Maturity Phase 1 - 2020 Originations $95 million 3.3% $24 million $70 million $25 million 2 years Phase 2 - 2021 Originations $37 million 4.2% $1 million $1 million $36 million 5 years Total $132 million 3.5% $25 million $71 million $61 million Note: Gross fees as of March 31, 2021, of $95 million for Phase 1 and $41 million for Phase 2 exclude deferred loan origination costs Paycheck Protection Program (PPP)

Month-by-Month (cash inflows, YOY change) 19 (1)(1) (1)(1) (Hotel and Other Lodging) (Excl. full-service restaurants & bars) -January positively impacted by governmental stimulus -February negatively impacted by one less day/Saturday 2020 2021 COVID-19 Impact on Cash Inflows Note: For 'month-by-month', top and bottom 5% outliers are excluded. Cash inflow changes are simple averages for customers with sufficient operating account coverage (covering ~55-75% of loan exposures) (1) NAICS code for cash flows

(2) 1.32% 1.40% 20 (2) Loan Portfolio Rate Mix and Yield (1) Earning Assets Composition (2) (1) Effective notional includes positions as of period-end which are accruing or scheduled to accrue in the subsequent quarter; forward starting positions represent executed hedges whose effective date is beyond the next quarter (2) Weighted average fixed-rate for effective notional positions

21 • 89% are income-producing • Residential C&D and Land are <2% of total loans • No single CRE loan > $50 million • Average loan size of $15 million • Diversity among property types and geographies • Primarily direct middle market and commercial clients • Syndications 7% of total loans • C&I specialty lending includes Senior Housing and Premium Finance • C&I industry mix aligned with economic and demographic drivers ▪ High quality Consumer Real Estate book ▪ Weighted average credit score of 790 and 773 for HELOC and Mortgage, respectively ▪ Average LTV of ~75% for HELOC and Mortgage Consumer Portfolio - $8.6 Billion CRE Portfolio - $10.5 Billion C&I Portfolio - $19.7 Billion Consumer R/E Related 17.3% C&I Specialty Lending 18.8% Direct Middle Market & Commercial Banking 31.9% Hotel 3.8% Office Bldg. 5.9% Multi-Family 5.7% Resi. Constr, Dev, Land 1.6% Consumer CRE C&I Portfolio Characteristics Consumer CRE C&I NPL Ratio 0.35% 0.30% 0.48% QTD Net Charge-off Ratio (annualized) 0.20% 0.36% 0.14% 30+ Days Past Due Ratio 0.22% 0.09% 0.09% 90+ Days Past Due Ratio 0.03% 0.01% 0.00% Consumer Non-R/E 4.8% Loan Portfolio by Category Amounts may not total due to rounding

22 Composition of 1Q21 CRE Portfolio Total Portfolio $10.5 billion Investment Properties Land, Development, and Residential Properties Portfolio Characteristics (as of March 31, 2021) Office building Multi-family Shopping Centers Hotels Other Investment Properties Warehouse Residential Properties(1) Construction, Development & Land Balance (in millions) $2,280 $2,221 $1,662 $1,462 $1,018 $692 $639 $559 NPL Ratio 0.07% 0.12% 1.21% 0.00% 0.09% 0.03% 0.63% 0.32% Net Charge-off Ratio (annualized) 0.00% 0.01% 2.36% 0.00% 0.20% (0.02)% (0.11)% (0.48)% 30+ Days Past Due Ratio 0.02% 0.11% 0.02% 0.00% 0.16% 0.01% 0.15% 0.67% 90+ Days Past Due Ratio 0.00% 0.02% 0.00% 0.00% 0.00% 0.00% 0.01% 0.02% • Investment Properties portfolio represents 89% of total CRE portfolio • The portfolio is well diversified among the property types • Credit quality in Investment Properties portfolio remains excellent • As of 1Q21, Residential C&D and Land Acquisition Portfolios represents less than 2% of total performing loans • No single CRE loan above $50 million • Average CRE loan size is $15 million 21.6% 15.8% 13.9% 9.7% 21.1%6.6% 4.3% 1.9% 2.1% 1.8% 1.4% Commercial Real Estate Amounts may not total due to rounding (1) Includes 1-4 Family Construction and 1-4 Family Perm/Mini-Perm (primarily rental homes)

23 Credit Indicator 1Q21 NPL Ratio 0.48% Net Charge-off Ratio (annualized) 0.14% 30+ Days Past Due Ratio 0.09% 90+ Days Past Due Ratio 0.00% • Wholesale Bank (includes Large Corporate, Middle Market, and Specialty Lines) represents 56% of C&I Balances • Community/Retail Bank represents 44% of C&I balances Diverse Industry Exposure Total C&I Portfolio $19.7 billion C&I Portfolio Amounts may not total due to rounding

24 * Annualized Credit Indicator 1Q21 NPL Ratio 0.35% Net Charge-off Ratio * 0.20% 30+ Days Past Due Ratio 0.22% 90+ Days Past Due Ratio 0.03% • Credit Card Portfolio continues to perform well • Average utilization rate is 21% • Average credit score is 731 • QTD net charge-off ratio of 2.32% Total Consumer Portfolio $8.6 billion Credit Indicator Mortgage HELOC Weighted Average Credit Score of 1Q21 Originations 782 799 Weighted Average Credit Score of Total Portfolio 773 790 Weighted Average LTV(1) 75.1% 73.6% Average DTI(2) 30.7% 30.5% Utilization Rate N/A 45.0% Mortgage and HELOC have strong credit indicators • Third-Party Consumer loan balances of $1.2 billion *Annualized Consumer Portfolio $299 $883 *Includes prime automobile purchase of $476 million 1Q21 Consumer Credit Quality Amounts may not total due to rounding (1) LTV is calculated by dividing the most recent appraisal value (typically at origination) by the 3/31/2021 loan balance (2) Average DTI of 1Q21 originations

Hotel Exposure

3.6% of total loans

(in millions)	Hotels
Funded balances	$1,462
Unfunded commitments	$107
Total exposure	$1,569

- Hotel Credit Quality:
  - **55%** Average LTV[1]
  - **0.00%** NPL Ratio
  - **0.00%** Past Dues
  - **0.00%** NCO Ratio[2]
- < 10% of hotel portfolio consists of construction loans
- ~90% of the hotel portfolio has recourse
- Considerable geographic diversity: hotel loans in over 45 markets across 9 states
  - < 5% dependent on convention/group travel
  - < 5% airport locations
  - < 8% non-flag
  - ~50% select or limited-service; ~23% extended stay
- Current data shows significant improvement in hotel occupancy in the Southeast, driven by Florida markets

Hotel Weighted LTV % by Geography



WEIGHTED LTV%
10.9% - 50.0%
50.0% - 59.9%
59.9% - 70.0%
70.0% - 75.1%
75.1% - 78.3%

SYNOVUS

Note: Balances exclude PPP loans
(1) LTV is calculated by dividing the most recent appraisal value (typically at origination) by the 3/31/2021 loan balance
(2) Quarter-to-date annualized

25

26 (in millions) Limited-Service Restaurants Full-Service Restaurants Total Restaurant Portfolio Funded balances $441 $275 $716 Unfunded commitments $73 $47 $120 Total exposure $514 $322 $836 38% • >65% of restaurants are franchises; top franchises include: • Restaurant revenues have generally recovered to levels at or above those pre-COVID, based on the most recent data; March food and beverage sales were up 13.4% nationwide ▪ McDonalds ▪ Zaxby's ▪ Burger King ▪ Panera Bread Co. 62% • 0.68% NPL Ratio • 0.00% Past Dues • 0.00% NCO Ratio(1) • 0.69% NPL Ratio • 0.10% Past Dues • 0.04% NCO Ratio(1) Limited-Service Restaurant Credit Quality: Full-Service Restaurant Credit Quality: Restaurant Portfolio Note: Balances exclude PPP loans (1) Quarter-to-date annualized 1.8% of total loans

Composition Growth Risk Category 1Q21 4Q20 1Q21 vs. 4Q20 Passing Grades $36,975 95.28% $36,687 95.92% $288 Special Mention 1,107 2.85% 976 2.55% 131 Substandard Accruing 567 1.46% 439 1.15% 128 Non-Performing Loans 155 0.40% 151 0.39% 4 Total Loans $38,805 100.00% $38,253 100.00% $552 (in millions) 27 Portfolio Risk Distribution Amounts may not total due to rounding

1Q20 2Q20 3Q20 4Q20 1Q21 Diluted EPS $0.20 $0.57 $0.56 $0.96 $1.19 Financial Performance Net interest margin 3.37% 3.13% 3.10% 3.12% 3.04% Efficiency ratio 57.81 51.58 64.31 60.32 55.01 Adjusted tangible efficiency ratio(1) 56.72 57.91 53.91 54.60 54.19 ROA(2) 0.32 0.71 0.69 1.11 1.40 Adjusted ROA(1)(2) 0.32 0.32 1.05 1.25 1.41 Balance Sheet Growth Total loans 3% 4% (1)% (3)% 1% Total average deposits 2 11 3 4 1 Credit Quality NPA ratio 0.50% 0.44% 0.49% 0.50% 0.50% NCO ratio(2) 0.21 0.24 0.29 0.23 0.21 Capital Common shares outstanding(3) 147,267 147,313 147,318 148,039 148,889 Leverage ratio 8.92% 8.38% 8.48% 8.50% 8.80% Tangible common equity ratio(1) 7.94 7.41 7.67 7.66 7.55 (4) 28 Quarterly Highlights Trend (4) (1) Non-GAAP financial measure; see applicable reconciliation (2) Annualized (3) In thousands (4) Preliminary

(in thousands, except per share data) 1Q21 4Q20 1Q20 Net interest income $373,857 $385,932 $373,260 Non-interest revenue 110,956 114,761 103,857 Non-interest expense 267,134 302,498 276,279 (Reversal of) provision for credit losses (18,575) 11,066 158,722 Income before taxes 236,254 187,129 42,116 Income tax expense 49,161 36,720 3,595 Preferred stock dividends 8,291 8,291 8,291 Net income available to common shareholders $178,802 $142,118 $30,230 Weighted average common shares outstanding, diluted 149,780 148,725 148,401 Diluted earnings per share $1.19 $0.96 $0.20 29 Condensed Income Statement

(in thousands) 1Q21 4Q20 1Q20 Service charges on deposit accounts $20,033 $19,063 $20,689 Fiduciary and asset management fees 17,954 17,242 15,174 Brokerage revenue 12,974 11,794 12,398 Mortgage banking income 22,315 24,426 12,227 Card fees 11,996 11,743 10,950 Capital markets income 7,505 4,352 11,243 Income from bank-owned life insurance 8,843 9,725 6,038 Other non-interest revenue 11,326 14,016 10,659 Adjusted non-interest revenue $112,946 $112,361 $99,378 Fair value increase/(decrease) of private equity investments, net — 63 (4,255) Investment securities (losses) gains, net (1,990) 2,337 8,734 Total non-interest revenue $110,956 $114,761 $103,857 30 Non-Interest Revenue

(in thousands, except per share data) 1Q21 4Q20 1Q20 Net income available to common shareholders $178,802 $142,118 $30,230 Add: Restructuring charges 531 18,068 3,220 Add: Valuation adjustment to Visa derivative — 890 — Add: Loss on early extinguishment of debt — 8,409 1,904 Add/subtract: Investment securities losses (gains), net 1,990 (2,337) (8,734) Subtract/add: Fair value (increase) decrease of private equity investments — (63) 4,255 Subtract: Tax effect of adjustments (1) (638) (6,467) (167) Adjusted net income available to common shareholders $180,685 $160,618 $30,708 Weighted average common shares outstanding, diluted 149,780 148,725 148,401 Diluted earnings per share $1.19 $0.96 $0.20 Adjusted diluted earnings per share $1.21 $1.08 $0.21 31 (1) An assumed marginal tax rate of 25.3% for 2021 and 25.9% for 2020 was applied Non-GAAP Financial Measures

(dollars in thousands) 1Q20 2Q20 3Q20 4Q20 1Q21 Net income 38,521 93,192 91,574 150,409 $187,093 Add: Earnout liability adjustments — 4,908 — — — Add: Goodwill impairment — — 44,877 — — Add: Restructuring charges 3,220 2,822 2,882 18,068 531 Add: Valuation adjustment to Visa derivative — — — 890 — Add: Loss on early extinguishment of debt 1,904 — 154 8,409 — Subtract/add: Investment securities (gains) losses, net (8,734) (69,409) 1,550 (2,337) 1,990 Add/subtract: Gain on sale and fair value decrease (increase) of private equity investments 4,255 (8,707) (260) (63) — Subtract/add: Tax effect of adjustments(1) (167) 19,500 (1,122) (6,467) (638) Adjusted net income 38,999 42,306 139,655 168,909 188,976 Net income annualized 154,931 374,816 364,305 598,366 758,766 Adjusted net income annualized 156,853 170,154 555,584 671,964 766,403 Total average assets 48,696,595 52,853,685 53,138,334 53,833,909 54,188,504 Return on average assets 0.32% 0.71% 0.69% 1.11% 1.40% Adjusted return on average assets 0.32% 0.32% 1.05% 1.25% 1.41% 32 Non-GAAP Financial Measures, Continued (1) An assumed marginal tax rate of 25.3% for 2021 and 25.9% for 2020 was applied

(dollars in thousands) 1Q21 4Q20 1Q20 Net income available to common shareholders $178,802 $142,118 $30,230 Add: Restructuring charges 531 18,068 3,220 Add: Valuation adjustment to Visa derivative — 890 — Add: Loss on early extinguishment of debt — 8,409 1,904 Add/subtract: Investment securities losses (gains), net 1,990 (2,337) (8,734) Subtract/add: Fair value (increase) decrease of private equity investments — (63) 4,255 Subtract: Tax effect of adjustments (1) (638) (6,467) (167) Adjusted net income available to common shareholders 180,685 160,618 30,708 Adjusted net income available to common shareholders annualized 732,778 638,980 123,507 Add: Amortization of intangibles, annualized net of tax 7,207 7,782 7,868 Adjusted net income available to common shareholders excluding amortization of intangibles annualized 739,985 646,762 131,375 Net income available to common shareholders annualized 725,141 565,382 121,584 Add: Amortization of intangibles, annualized net of tax 7,207 7,782 7,868 Net income available to common shareholders excluding amortization of intangibles annualized 732,348 573,164 129,452 Total average shareholders' equity less preferred stock 4,599,076 4,594,199 4,424,278 Subtract: Goodwill (452,390) (452,390) (497,267) Subtract: Other intangible assets, net (44,005) (46,511) (54,514) Total average tangible shareholders' equity less preferred stock 4,102,681 4,095,298 3,872,497 Return on average common equity 15.77% 12.31% 2.75% Adjusted return on average common equity 15.93% 13.91% 2.79% Return on average tangible common equity 17.85% 14.00% 3.34% Adjusted return on average tangible common equity 18.04% 15.79% 3.39% 33 (1) An assumed marginal tax rate of 25.3% for 2021 and 25.9% for 2020 was applied Non-GAAP Financial Measures, Continued

(dollars in thousands) 1Q21 4Q20 1Q20 Total non-interest revenue $110,956 $114,761 $103,857 Add/subtract: Investment securities losses (gains), net 1,990 (2,337) (8,734) Subtract/add: Fair value (increase) decrease of private equity investments — (63) 4,255 Adjusted non-interest revenue $112,946 $112,361 $99,378 34 Non-GAAP Financial Measures, Continued

Non-GAAP Financial Measures, Continued

(dollars in thousands)	1Q20	2Q20	3Q20	4Q20	1Q21
Total non-interest expense	$276,279	$284,141	$316,655	$302,498	$267,134
Subtract: Earnout liability adjustments	—	(4,908)	—	—	—
Subtract: Goodwill impairment	—	—	(44,877)	—	—
Subtract: Restructuring charges	(3,220)	(2,822)	(2,882)	(18,068)	(531)
Subtract: Valuation adjustment to Visa derivative	—	—	—	(890)	—
Subtract: Loss on early extinguishment of debt	(1,904)	—	(154)	(8,409)	—
Adjusted non-interest expense	**271,155**	**276,411**	**268,742**	**275,131**	**266,603**
Subtract: Amortization of intangibles	(2,640)	(2,640)	(2,640)	(2,640)	(2,379)
Adjusted tangible non-interest expense	**268,515**	**273,771**	**266,102**	**272,491**	**264,224**
Net interest income	373,260	376,566	376,990	385,932	373,857
Add: Tax equivalent adjustment	786	861	956	821	774
Add: Total non-interest revenue	103,857	173,484	114,411	114,761	110,956
Total FTE revenue	477,903	550,911	492,357	501,514	485,587
Subtract/add: Investment securities (gains) losses, net	(8,734)	(69,409)	1,550	(2,337)	1,990
Add/subtract: Gain on sale and fair value decrease (increase) of private equity investments	4,255	(8,707)	(260)	(63)	—
Total adjusted revenue	473,424	472,795	493,647	499,114	487,577
Efficiency ratio-FTE	57.81%	51.58%	64.31%	60.32%	55.01%
Adjusted tangible efficiency ratio	**56.72%**	**57.90%**	**53.91%**	**54.60%**	**54.19%**

SYNOVUS®

35

(dollars in thousands) 1Q20 2Q20 3Q20 4Q20 1Q21 Total assets $50,619,585 $54,121,989 $53,040,538 $54,394,159 $55,159,011 Subtract: Goodwill (497,267) (497,267) (452,390) (452,390) (452,390) Subtract: Other intangible assets, net (53,032) (50,392) (47,752) (45,112) (42,733) Tangible assets 50,069,286 53,574,330 52,540,396 53,896,657 54,663,888 Total shareholders’ equity 5,065,205 5,052,968 5,064,542 5,161,334 5,161,717 Subtract: Goodwill (497,267) (497,267) (452,390) (452,390) (452,390) Subtract: Other intangible assets, net (53,032) (50,392) (47,752) (45,112) (42,733) Subtract: Preferred Stock, no par value (537,145) (537,145) (537,145) (537,145) (537,145) Tangible common equity 3,977,761 3,968,164 4,027,255 4,126,687 4,129,449 Total shareholders’ equity to total assets ratio 10.01% 9.34% 9.55% 9.49% 9.36% Tangible common equity ratio 7.94% 7.41% 7.67% 7.66% 7.55% 36 Non-GAAP Financial Measures, Continued